UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest reported event): July 28, 2008
REPUBLIC SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-14267 (Commission File Number)	65-0716904 (IRS Employer Identification Number)
110 SE 6th Street, 28th Floor, Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (954) 769-2400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
          Item 3.03 below is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.
          On July 28, 2008, the Board of Directors of Republic Services, Inc. (the “Company”), a Delaware corporation, declared a dividend (the “Dividend”) of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $.01 per share. The dividend is payable on August 7, 2008 to holders of record as of the close of business on such date. The specific terms of the Rights are contained in the Rights Agreement, dated as of July 28, 2008, by and between the Company and The Bank of New York Mellon, as Rights Agent.
          The Board of Directors has authorized the adoption of a Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, the Rights impose a significant penalty upon any person or group which acquires beneficial ownership of 10% (20% in the case of existing 10% holders) or more of the Company’s outstanding common stock, including derivatives, unless such acquisition was approved by the Company’s Board of Directors or such acquisition was in connection with an offer for all of the outstanding shares of Company common stock for the same consideration. The Rights will terminate concurrently with the purchase of more than 50% of the Company outstanding shares not owned by the acquiring person in such an offer, provided that the acquiring person irrevocably commits to purchase all remaining untendered shares for the same consideration as in the tender offer as promptly as practicable following completion of the offer.
          Following is a summary of the terms of the Rights Agreement. The following summary is qualified in its entirety by the full text of the Rights Agreement, which is attached as Exhibit 4.1 hereto and is incorporated by reference herein.
The Rights. The Rights will initially trade with, and will be inseparable from, the common stock. The Rights are evidenced only by certificates that represent shares of common stock. New Rights will accompany any new shares of common stock we issue after August 7, 2008 until the Distribution Date described below or the redemption or expiration of the Rights.
Exercise Price. Each Right will allow its holder to purchase from our Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (a “Preferred Share”) for $125, once the Rights become exercisable. This portion of a Preferred Share will give the stockholder approximately the same dividend and liquidation rights as would one share of common stock. Prior to exercise, the Rights do not give their holders any dividend, voting, or liquidation rights.
Exercisability. The Rights will not be exercisable until:
•	10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining “Beneficial Ownership,” as defined in the Rights Agreement, of 10% or more of our outstanding common stock, or, if earlier,

•	10 business days (or a later date determined by our Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if consummated, would result in that person or group becoming an Acquiring Person.
“Beneficial Ownership” as defined in the Rights Agreement includes interests a person may have as a result of hedging and similar transactions.
We refer to the date when the Rights become exercisable as the “Distribution Date.” Until that date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person are void and may not be exercised.
The threshold at which a person or group becomes an Acquiring Person will be 20% for any person or group who or which has beneficial ownership of 10% or more of our common stock on July 28, 2008.
Permitted Offer Exemption: The Rights will automatically expire concurrently with the purchase of 50% of our outstanding common stock not previously owned by the acquiring person, pursuant to an offer for all of the outstanding shares of Company common stock for the same consideration, provided that the offeror irrevocably commits to purchase all shares not purchased in the offer for the same consideration actually paid pursuant to the offer.
Consequences of a Person or Group Becoming an Acquiring Person.
•	Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $125 per Right, purchase shares of our common stock with a market value of $250, based on the market price of the common stock (determined pursuant to the terms of the Rights Agreement) prior to such acquisition.
•	Flip Over. If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $125 per Right, purchase shares of the acquiring corporation with a market value of $250, based on the market price of the acquiring corporation’s stock or equity interests (determined pursuant to the terms of the Rights Agreement) prior to such transaction.
Preferred Share Provisions.
Each one one-hundredth of a Preferred Share, if issued:
•	will not be redeemable;
•	will entitle holders to quarterly dividend payments of $0.01 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater;
•	will entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater;

•	will have the same voting power as one share of common stock; and
•	if shares of our common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.
The value of one one-hundredth interest in a Preferred Share should approximate the value of one share of common stock.
Expiration. The Rights will expire on the earlier of (i) the close of business on July 27, 2009, (ii) the date on which a person or group purchases more than 50% of the unaffiliated shares of the Company pursuant to a Permitted Offer and (iii) the consummation of the merger between the Company and Allied Waste Industries, Inc.
Redemption. Our Board may redeem the Rights for $0.01 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.01 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our common stock.
Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding common stock, our Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.
Anti-Dilution Provisions. Our Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock. No adjustments to the Exercise Price of less than 1% will be made.
Amendments. The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. However, our Board may not amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of our outstanding common stock. In addition, the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns. After a person or group becomes an Acquiring Person, our Board may not amend the agreement in a way that adversely affects holders of the Rights.
     On July 28, 2008 the Company issued a press release describing the Dividend and the Rights. A copy of the press release is included herein as Exhibit 99.1, which is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On July 28, 2008, the Board of Directors of the Company approved amendments to the Company’s Bylaws, which changes are effective as of July 28, 2008. The amendments revise Article II, Section 2.11 of the Company’s Bylaws, add Article II, Sections 2.12 and 2.13 to the Company’s Bylaws and revise Article VI, Sections 6.1, 6.2 and 6.3 of the Company’s Bylaws. The principal features of the amendments are as follows:
Written Consent Procedures Bylaw
     Article II, Section 2.11 (Consent of Stockholders in Lieu of Meeting) states that stockholders may take corporate action by written consent. The amended Bylaw explicitly requires that (i) stockholders to act by written consent must request the Board of Directors of the Company to set a record date for stockholders entitled to consent, and (ii) such request must contain all information that such stockholder would be required to provide if such stockholder had been making a nomination or proposing business to be considered at a meeting of stockholders. The record date must be set within ten days of a request and must be no later than ten days after the Board of Directors acts.
Advance Notice Bylaws
     The new Bylaws in Article II, Sections 2.12 and 2.13 (i) explicitly provide that these Bylaws apply to all stockholder nominations and proposals of business and are the exclusive means for a stockholder to submit such business, other than proposals governed by Rule 14a-8 of the federal proxy rules (which provide its own procedural requirements) and (ii) require certain disclosures regarding the stockholders making such proposals or nominations, including all ownership interests (including derivatives) and rights to vote any shares of any security of the Company. In addition, the Bylaws require disclosures regarding the business proposed, or if a nomination of a director, all information that would be required to be disclosed in a proxy filing, any compensation, agreements, arrangements and understandings between the nominee and the proposing stockholder, and a signed nominee questionnaire. The Bylaws require that a stockholder making a director nomination or bringing other business at a stockholder meeting must not only be a stockholder at the time of notice, but also at the time of the meeting.
Stock Certificates Bylaws
     Article VI, Sections 6.1, 6.2 and 6.3 have been amended to explicitly allow for the issuance of uncertificated shares of common stock of the Company.
     The preceding description is qualified in its entirety by the full text of the Amended and Restated Bylaws, which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits.

3.1	Amended and Restated Bylaws of Republic Services, Inc.

4.1
Rights Agreement, dated as of July 28, 2008, between Republic Services, Inc. and The Bank of New York Mellon, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference to Exhibit 4.1 to Registration Statement on Form 8-A, filed with the Commission on July 28, 2008).

99.1	Press Release of Republic Services, Inc., dated July 28, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 28, 2008

REPUBLIC SERVICES, INC.

By: /s/ Tod C. Holmes

Tod C. Holmes
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)

By: /s/ Charles F. Serianni

Charles F. Serianni
Vice President and
Chief Accounting Officer
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Republic Services, Inc.

4.1
Rights Agreement, dated as of July 28, 2008, between Republic Services, Inc. and The Bank of New York Mellon, which includes the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference to Exhibit 4.1 to Registration Statement on Form 8-A, filed with the Commission on July 28, 2008).

99.1	Press Release of Republic Services, Inc., dated July 28, 2008.